EXHIBIT 3.(ii)


                                   BY-LAWS OF

                        NATIONAL PRESTO INDUSTRIES, INC.

                                     --oOo--


                                   ARTICLE I.
                                     OFFICES

         The corporation may have such offices, either within or without the State of Wisconsin, as the business of the corporation may require from time to time.

         The address of the registered office of the corporation required by the Wisconsin Business Corporation Law may be changed from time to time by the Board of Directors.

                                   ARTICLE II.
                                  STOCKHOLDERS

         Section 2.01 Annual Meeting. The annual meeting of the stockholders shall be held on the third Tuesday in the month of May in each year, at the hour of two o'clock P.M., or, on such other date during the month of May and at such other hour as may be set by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting or any adjournments thereof shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

         Section 2.02 Special Meetings. Special meetings of the stockholders, for any purpose or purposes unless otherwise prescribed by statute, may be called by the Chairman or President or by the Board of Directors.

         Section 2.03 Place of Meeting. Annual and special meetings of the stockholders may be held at such place, within or without the State of Wisconsin, as may be specified by the Chairman or President or Board of Directors, or in the absence of such specification, as designated by the Secretary in the notice of the meeting. If no such designation is made, the place of the meeting shall be the registered office of the corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

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         Section 2.04 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) days before the date of the meeting, (unless a longer period is required by law), either personally or by mail, by or at the direction of the Chairman or President, or the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

         Section 2.05 Closing of Transfer Books or Fixing of Record Date.
For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         Section 2.06 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of stockholders, make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to which stockholders may be entitled to examine such list, or transfer books, or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.


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         Section 2.07 Quorum. Except as otherwise provided by law or the
Articles of Incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, and a majority of votes cast at any meeting at which a quorum is present shall be decisive of any motion or election. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.08 Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote by proxy appointed in writing by the stockholder or his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         Section 2.09 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the stockholders.

         Section 2.10 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by the President of such corporation, or any other officer or proxy appointed by such President, in the absence of express notice to this corporation, given in writing to the Secretary, of the designation of some other person by the Board of Directors or the By-Laws of such other corporation.

         Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his names provided that there is filed with the Secretary before or at the time of the meeting, proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the corporation shall not be voted directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, but shares of its own stock held by it in fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.


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         Section 2.11 Informal Action by Stockholders. Any action required by the Articles of Incorporation or By-Laws, or any provisions of law to be taken at meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

         Section 2.12 Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any stockholder of the corporation under the Articles of Incorporation or By-Laws, or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provisions of Chapter 180, Wisconsin Statutes, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

         Section 3.01 General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

         Section 3.02 Number, Tenure and Qualifications. The number and classification of directors of the corporation shall be as provided in the Articles of Incorporation. A director may resign at any time by filing his written resignation with the Secretary of the corporation. Directors need not be residents of the State of Wisconsin.

         Section 3.03 Regular Meetings. A regular annual meeting of the Board of Directors shall be held, without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of stockholders and each adjourned session thereof. The Board of Directors may provide by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings.

         Section 3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman or President of the corporation, and shall be called by the Secretary on a written request of any two directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them.


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         Section 3.05 Notice. Notice of all regular and special meetings of the
Board of Directors, other than the regular annual meeting of the Board of Directors, shall be given to each director by telephoning such notice to a director personally, or by written notice delivered personally at least 24 hours previously thereto or by mailing or telegraphing such notice to a director at his business address at least 48 hours previously thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these By-Laws, or under the provisions of the Articles of Incorporation, or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.06 Quorum. Except as otherwise provided by law or by these By-Laws, a majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 3.07 Manner of Acting. The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by these By-Laws or by Law.

         Section 3.08 Vacancies. Any vacancy occurring in the Board of Directors caused by resignation, removal, death, or other incapacity shall be filled by a majority of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred.

         Section 3.09 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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         Section 3.10 Informal Action by Directors. Any action required or permitted by the Articles of Incorporation or By-Laws, or any provision of law to be taken by the Board of Directors by a meeting or by resolution, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

         Section 3.11 Executive Committee. The Board of Directors may, at any time, elect an Executive Committee from among its own members, consisting of not less than three (3) directors, which committee shall have and exercise the powers of the Board of Directors when not in session, except action in respect of dividends to stockholders, election or removal of officers, filling of vacancies in the Board of Directors or Executive Committee, and such other matters as the Board may expressly withhold from the jurisdiction of the Executive Committee. The rules governing the activities and the manner of exercise of the authority of the Executive Committee shall be such as may from time to time be prescribed by the Board of Directors. Unless otherwise ordered by the Board, a majority of the members of the Executive Committee shall constitute a quorum. Members of the Executive Committee shall serve as such at the pleasure of the Board of Directors.

         Section 3.12 Committees of Directors. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may designate one or more committees in addition to the Executive Committee, each such committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to stockholders, election or removal of officers, or the filling of vacancies in the Board of Directors or committees. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Members of all such committees shall serve as such at the pleasure of the Board of Directors.

                                   ARTICLE IV.
                                    OFFICERS

         Section 4.01 Number. The officers of the corporation shall be chosen by the Directors, and shall consist of a Chairman of the Board (if one is elected by the Board), a President, one or more Vice Presidents, a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers and such other officers and agents as the Board of Directors from time to time shall elect or appoint. Any two offices, except those of President and Vice President, may be held by one person.


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         Section 4.02 Election and Term of Office. At each annual meeting of the
Board of Directors or at any special meeting of the Board of Directors called for such purpose, the Board shall elect, from within or without its number, a President, Vice President, Secretary, Treasurer, and such other officers as it may deem advisable. Such officers shall hold office until the next annual meeting of the Directors or until their successors are elected and qualified.

         Section 4.03 Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and directors, if so designated by the Board of Directors, shall be chief policy officer, and shall have such other duties as may be prescribed from time to time by the Board of Directors. The Chairman shall be an ex officio members of all committees and shall have the powers and duties of supervision and management usually vested in the office of Chairman of the Board of a corporation. The Chairman may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation.

         Section 4.04 President. The President shall be the chief operating officer of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of stockholders and directors; he shall be responsible for general and active management of the business of the corporation; and he shall see that all orders and resolutions of the Board are carried into effect. He also may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation. The President shall have powers and duties of supervision and management usually vested in the office of the President of a corporation.

         Section 4.05 Vice President. There shall be one or more Vice Presidents, as designated and with duties and titles assigned by the Board of Directors. Any Vice President may, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

         Section 4.06 Secretary. The Secretary shall attend all meetings of stockholders and record all votes and minutes of all proceedings in a book to be kept for that purpose and shall maintain the record of meetings and actions of the Board of Directors and any committees. The Secretary shall perform such other duties and execute such other documents as may be prescribed by the Board of Directors or the President under whose supervision he shall be. Any Assistant Secretary may, in the absence or disability of the Secretary, perform such other duties as the Board of Directors shall prescribe.


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         Section 4.07 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and into the credit of the corporation in such depositories, and may select banks, trust companies, or other depositories subject to approval by the Board of Directors. He may disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial conditions of the corporation. Any Assistant Treasurer, in the absence or disability of the Treasurer, may perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

         Section 4.08 Vacancies. If the office of any officer or an agent becomes vacant by reason of his death, resignation, retirement, disqualification, removal from office or otherwise, the directors then in office may choose a successor who shall hold the office for the unexpired term of which such vacancy occurred.

         Section 4.09 Honorary Officers. In recognition of services provided to the corporation, the Board may establish positions as honorary officers and designate any duties or rights associated therewith.

         Section 4.10 Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and duties, or any of them of such officer to any other officer or to any directors.

         Section 4.11 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the whole Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

         Section 4.12 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V.
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 5.01 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.


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         Section 5.02 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         Section 5.03 Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors.

         Section 5.04 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

                                   ARTICLE VI.
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 6.01 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, President, or a Vice President and by the Secretary or an Assistant Secretary; and may be sealed with the seal of the corporation (which may be a facsimile) and countersigned and registered in such manner, if any, as the Board of Directors may prescribe. Whenever any certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signatures of the Chairman, President, Vice President, Secretary, or Assistant Secretary upon such certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before such certificate is issued, it may be issued with the same effect, as if he were such officer at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms of indemnity to the corporation as these By-Laws may prescribe.


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         Section 6.02 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

         Section 6.03 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer, and registration of certificates representing shares of the corporation.

         Section 6.04 Lost or Destroyed Certificates. In case any stockholder shall present to the Secretary evidence satisfactory to the Chairman, President, or Vice President and Secretary or Assistant Secretary that a certificate representing shares of this corporation has been lost or destroyed, the officers of the corporation shall issue a replacement certificate for such shares, which certificate shall be marked as a replacement, provided, and on condition, that the stockholder receiving such replacement certificate furnishes a bond in form satisfactory to the Chairman, President, or Vice President and Secretary or Assistant Secretary to return the original certificate to the corporation for cancellation in case the same be found or discovered, and to hold harmless the corporation, its transfer agents and its registrars, of and from any loss, damage, costs, or expense from or on account of, or in connection with the issuance of such replacement certificate.

                                  ARTICLE VII.
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 7.01 The corporation shall and does by adoption of these By-Laws indemnify such persons for such expenses and liabilities in such manner, under such circumstances, and to the full extent as permitted by the laws of the State of Wisconsin as now enacted or hereafter amended.

                                  ARTICLE VIII.
                                      SEAL

         Section 8.01 The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the words "NATIONAL PRESTO INDUSTRIES, INC., CORPORATE SEAL".


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                                   ARTICLE IX.
                                    AMENDMENT

         Section 9.01 These By-Laws may be altered, amended, or repealed at any regular or special meeting of the stockholders of the corporation by an affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote, or at any regular or special meeting of the Board of Directors by an affirmative vote of a majority of the number of directors then in office.


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